Exhibit 99.5

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made as of August 1, 2008 (the "Effective Date") by VILLAGEEDOCS, a California corporation (the "Employer"), and ANDRE P. HADZI-PAVLOVIC (the "Employee").

            The parties, intending to be legally bound, agree as follows:

            1.         EMPLOYMENT TERMS AND DUTIES

                        1.1       Employment.  The Employer hereby employs the Employee, and the Employee hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.  Employee's office shall be located Orange County, CA during the term of this Agreement.

                        1.2       Term.  Subject to the provisions of Section 6, the term of the Employee's employment under this Agreement will be two (2) years, beginning on the Effective Date and ending on the second anniversary of the Effective Date.  After the initial term, this Agreement will automatically extend for successive terms of one year each unless either party gives notice to the other party at least thirty (30) days prior to the end of any year that it does not desire to extend the term.

                        1.3       Duties.  The Employee is employed by the Employer to render services on behalf of the Employer, or any of its affiliates, that the President or the Board of Directors of the Employer may, from time to time, assign.  The Employee shall report directly to the President of the Employer, and the Employee agrees to comply with the Employer's policies, rules and regulations as determined and amended from time to time by the Board of Directors of the Employer. The Employee will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer.  Nothing in this Section 1.3, however, will prevent the Employee from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Employee's duties under this Agreement.

                        1.4       Office.  During the term of his employment, Employee shall have the title of Senior Vice President of Product Planning.

            2.         COMPENSATION

(a)       Salary.  In consideration of the services to be rendered under this Agreement, Employer shall pay Employee a salary of ONE HUNDRED THOUSAND SEVENTY-FIVE AND NO/100 DOLLARS ($175,000) per year, payable according to Employer's normal payroll practices. All compensation to be paid to Employee under this Agreement shall be less withholdings required by law.

(b)       Stock Options.

(i) Within ten (10) days after the Effective Date, Employee shall receive a qualified stock option grant (the "Option") of TWO MILLION (2,000,000) shares of VillageEDOCS' common stock, no-par-value, with an exercise price equal to the closing bid price of VillageEDOCS' common stock on the Over-the-Counter Bulletin Board on the last trading day prior to Employee's signing this Agreement.  Shares granted under Option shall vest pro rata on an annual basis over a five (5) year period from the Effective Date.

(ii) Within ten (10) days after the Effective Date, Employee shall receive a qualified stock option grant (the "Option") of TWO MILLION (2,000,000) shares of VillageEDOCS' common stock, no-par-value, with an exercise price equal to the closing bid price of VillageEDOCS' common stock on the Over-the-Counter Bulletin Board on the last trading day prior to Employee's signing this Agreement.  Shares granted under Option shall vest pro rata on an annual basis over a two (2) year period from the Effective Date.

(iii) The Option granted and the shares purchased pursuant to the Options (collectively "Option Shares") shall be subject to the terms and conditions of the VillageEDOCS Equity Incentive Plan and the parties shall enter into a separate stock option agreement reflecting the terms of these stock option grants. In the event of a conflict between the provisions, including terms and conditions, set forth in this Agreement and the VillageEDOCS Equity Incentive Plan, the terms of this Agreement shall control.

                                    (c)       Benefits.  During the term of employment the Employee will be afforded the opportunity to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Employee is eligible under the terms of those plans.

            3.         FACILITIES AND EXPENSES

                        The Employer will furnish the Employee office space, equipment, supplies, and such other facilities and personnel reasonably necessary or appropriate for the performance of the Employee's duties under this Agreement.  The Employer will pay on behalf of the Employee (or reimburse the Employee for) reasonable expenses incurred by the Employee at the request of, or on behalf of, the Employer in the performance of the Employee's duties pursuant to this Agreement.  The Employee must file expense reports with respect to such expenses in accordance with the Employer's policies.

            4.         VACATIONS

            The Employee will be entitled to accrue four (4) weeks paid vacation each calendar year in accordance with the vacation policies of the Employer in effect for its employees from time to time.

            5.         TERMINATION

                        5.1       Events of Termination.  The employment and any and all other rights of the Employee under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 5):

upon the death of the Employee;

upon the permanent disability of the Employee; or

                                    (c)       for good reason (as defined in Section 5.2) upon not less than thirty (30) days' prior notice from the Employer to the Employee.

                        5.2       Definition of "For Good Reason."  For purposes of Section 5.1, the phrase "for good reason" means (a) the Employee's material breach of this Agreement; (b) the Employee's failure to adhere to any written Employer policy if the Employee has been given a reasonable opportunity to comply with such policy or cure his failure to comply; (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property having a material value; or (e) the conviction of or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof.

                        5.3       Definition of "Permanent Disability."  For purposes of Section 5.1, "permanent disability" shall be defined as the mental or physical incapacity of Employee which would prevent the Employee from performing his normal and customary duties for a period of six (6) consecutive months.

                        5.4       Termination Pay.  Effective upon the termination of this Agreement pursuant to Section 56.1 or if the Employee voluntarily terminates his employment with the Employer, the Employer will be obligated to pay the Employee (or, in the event of his death, his designated beneficiary) only such compensation up to the date of termination.  If employment is terminated by the Employer, other than "for good reason" pursuant to Section 5.1(c) hereof, then the Employer will be obligated to pay the Employee the salary and Bonus provided for in Sections 2(a) and (b) for the remaining original term of this Agreement.

            6.         COVENANT NOT TO COMPETE; NOT TO SOLICIT; NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

                        6.1       Non-Competition.  The Employee agrees, (i) during the Employment Period, and (ii) for a period thereafter until the later of two years from the Effective Date of this Agreement or one year from the end of the Employment Period (the "Non-Competition Term"), not to, directly or indirectly, either through any form of ownership or as an individual, director, officer, principal, agent, employee, employer, adviser, consultant, shareholder (other than passive investments in public companies resulting in less than 2% ownership of each such company), partner, or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any Person, without the prior written consent of the Employer (which consent may be withheld in its reasonable discretion), engage in any manner in the Business, as defined below, in the United States of America or any other location where the Employer has conducted or currently is conducting business as of the date of this Agreement or conducts business during the Employment Period or the Non-Competition Term.  For purposes of this Section 6, "Business" means the development, distribution and support of software in the content management marketplace to any customer from whom either the Employer or Decision Management Company, d/b/a Questys Solutions, Inc. ("Questys") has received revenue during the term of this Agreement or the two (2) years prior thereto.  Any such acts during the Employment Period and/or the Non-Competition Term shall be considered breaches and violations of this Agreement.

6.2       Non-Solicitation.  The Employee also agrees that, during the Employment Period and for an additional period of one year from the end of the Employment Period (the "Non-Solicitation Term"), neither he nor any individual, partner(s), limited partnership, corporation or other entity or business with which he is in any way affiliated, including without limitation, any partner, limited partner, director, officer, shareholder or employee of any such entity or business, will request, induce or attempt to influence, directly or indirectly, any employee of the Employer or its affiliates to terminate their employment with the Employer or its affiliates, as applicable.  The Employee further agrees that, during the Non-Solicitation Term, he shall not, directly or indirectly, as an individual, employee, agent, consultant, owner, director, partner or in any other individual or representative capacity of any other person, solicit or encourage any present or future customer or client of the Employer to terminate, limit or otherwise adversely alter his, her or its relationship with the Employer, as applicable, or seek to provide goods and services related to the Business to any present or future clients or customers of the Employer.

                        6.3       Reasonableness.  The Employee hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 6 are reasonable and are no broader than are necessary to protect the legitimate business interests of the Employer, including protecting the value and goodwill of the Employer in acquiring the stock of Questys pursuant to that said Stock Purchase Agreement, dated August 1, 2008 (the "SPA"), including its business, assets and customer goodwill.  The Employee further acknowledges that the Employer would not have entered into this Agreement or the SPA, but for his covenants or promises contained in this Section 6.

                        6.4       Enforcement.  It is the desire and intent of the parties that the provisions of this Section 6 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, although the Employee agree that the restrictions contained in this Section 6 are reasonable for the purposes of preserving the business of the Employer and its proprietary rights, if any particular provision of this Section 6 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.  Notwithstanding the preceding  sentence, it is expressly understood and agreed that, although the Employee agrees that the restrictions contained in this Section 6 are reasonable, if a final determination is made by a court of competent jurisdiction or pursuant to an arbitration in accordance with this Agreement that the scope, time or territory or any other restriction contained in this Section 6 is unenforceable against him, the provisions of this Section 6 shall be deemed reformed to apply as to such maximum scope, time and territory and to such maximum extent as such court or arbitration may finally determine to be enforceable.

                        6.5       Acknowledgment.  The Employee acknowledges that damages at law would be an inadequate remedy for the breach or threatened breach by the Employee of any provision of this Section 6, and agrees in the event of such breach or threatened breach that the Employer or any affiliate thereof may obtain temporary and permanent injunctive relief (any requirements for posting of bond for injunction are hereby expressly waived) restraining the Employee from such breach, and, to the extent permissible under applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit.  Nothing contained in this Agreement shall be construed as prohibiting the Employer or any affiliate thereof from pursuing other remedies available at law or in equity for such breach or threatened breach of this Section 6.

6.6       Definition of Confidential Information.  Confidential Information means any and all:

(a)       trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and any other information, however documented, that is a trade secret within the meaning of the Florida Uniform Trade Secrets Act; and

(b)       information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and

(c)       notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing; provided, however

(d)       Employee may disclose such Confidential Information as follows:  (i) to Employee's legal counsel, accountant or financial advisor, for whose actions the Employee will be responsible; (ii) to comply with any applicable law or order, provided that the Employee notifies the Employer of any action of which he is aware which may result in disclosure; (iii) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Employee; and (iv) to the extent that the same information becomes available (on a non-confidential basis) to the Employee from another source that, to the knowledge of the Employee, has no confidentiality obligation regarding such information.

6.7       Agreements of the Employee Regarding Confidentiality.  In consideration of the compensation and benefits to be paid or provided to the Employee by the Employer under this Agreement, the Employee covenants as follows:

                                    (a)       For a period of (i) five (5) years after the date hereof, or (ii) twelve (12) months following Employee's last date of employment hereunder, whichever is later, the Employee will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer.

                                    (b)       Any trade secrets of the Employer will be entitled to all of the protections and benefits under the Florida Uniform Trade Secrets Act and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Employee hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

                                    (c)       The Employee will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Employee's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Employee recognizes that, as between the Employer and the Employee, all of the Proprietary Items, whether or not developed by the Employee, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Employee will return to the Employer all of the Proprietary Items in the Employee's possession or subject to the Employee's control, and the Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

                        6.8.      Release.   The covenants of Employee under this Section 6 shall terminate in the event Viojin Hadzi-Pavlovic and Gloria Hadzi-Pavlovic, tenants in common ("Pavlovic") exercise their rights following an event of default pursuant to and in accordance with (a) that certain Security Agreement of even date herewith between the Employer and Questys, as grantors, and Pavlovic, as secured party, or (b) that certain Promissory Note of even date herewith executed by the Employer, as debtor, in favor of Pavlovic.

6.9       Definition of "Employment Period".  For purposes of this Agreement, "Employment Period" shall be defined as the term beginning on the Effective Date and ending on the date of termination.

            7.         Releases.   Employee hereby forever releases, remises, acquits and discharges Employer and its successors and assigns, and their respective officers, directors, employees, attorneys, representatives, agents, successors and assigns, and each of them (the "Employer Released Parties"), from each and every claim, action, demand, account, debt, obligation, liability, cost (including attorneys' fees), loss, damage, representation and each and every right and cause of action whatsoever (known or unknown, suspected or unsuspected), whether at law or in equity (each, a "Claim"), that Employee now has or ever had, or that Employee may hereafter have or assert against the Employer Released Parties from the beginning of the Employer's existence until the date hereof, arising out of or connected in any way to any act, transaction, matter or thing relating to Employee's association with Employer, except if such Claim is the result of Employer's fraud, gross negligence or willful misconduct.  Employer hereby forever releases, remises, acquits and discharges Employee and his successors and assigns, and their respective officers, directors, employees, attorneys, representatives, agents, successors and assigns, and each of them (the "Employee Released Parties"), from each and every Claim that Employer now has or ever had, or that Employer may hereafter have or assert against the Employer Released Parties arising out of or connected in any way to Employee's performance of his duties hereunder, except if such Claim is the result of Employee's fraud, gross negligence or willful misconduct.

It is the intention of the parties to this Agreement that this Agreement shall be effective as a full and final accord and satisfaction, and release of each of the Claims described above.  In furtherance of this intention, each of the parties to this Agreement acknowledge that they are familiar with Section 1542 of the California Civil Code, which provides as follows:

                                    "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

Each of the parties to this Agreement hereby waive and relinquish every right or benefit which they have or may have under Section 1542 of the California Civil Code, or any similar statute of any state or jurisdiction, to the full extent that they may lawfully waive such right or benefit with regard to the subject matter of the Agreement, if Section 1542 applies.  In connection with such waiver and relinquishment, each party to this Agreement acknowledges that it is aware that it may later discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Agreement, but that it is its intention hereby fully, finally and forever to settle and release all of the Claims, known or unknown, suspected or unsuspected, which now exist, may exit in the future or previously existed between any of the parties to this Agreement.

8.         GENERAL PROVISIONS

                        8.1       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized overnight delivery service (with written confirmation of delivery), mailed by registered or certified mail (return receipt requested) or sent via facsimile (with written confirmation of delivery) to the parties hereto at the addresses (or at such other address for a party as shall be specified by like notice) set forth on the signature pages hereto.

8.2       Injunctive Relief and Additional Remedy.  The Employee acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Section 6) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

                        8.3       Covenants of Sections 6 are Essential and Independent Covenants.  The covenants by the Employee in Sections 6 are essential elements of this Agreement, and without the Employee's agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Employee. The Employer and the Employee have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

                        The Employee's covenants in Sections 6 are independent covenants and the existence of any claim by the Employee against the Employer under this Agreement or otherwise will not excuse the Employee's breach of any covenant in Section 6, except as otherwise provided in Section 6.4 hereof.

                        If the Employee's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Employee in Section 6, except as otherwise provided in Section 6.4 hereof.

                        8.4.  Submission to Jurisdiction.  Any process against a party in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address contemplated by Section 8.4 with the same effect as though served on it or them personally.  Each party hereto hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement to the jurisdiction of the United States District Court for Orange County, California, and the jurisdiction of any court of the State of California located in Orange County, and hereby waives any and all objections to jurisdiction and review that it or they may have under the laws of California or the United States.

                        8.5       Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

                        8.6       Entire Agreement; Amendments.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

                        8.7       Governing Law.  This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

                        8.8       Section Headings, Construction.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                        8.9       Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                        8.10     Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER:                                                            EMPLOYEE:

VILLAGEEDOCS, INC.

By:  /s/K. Mason Conner                                            /s/ Andre P. Hadzi-Pavlovic

Its:  President and Chief Executive Officer               Andre P. Hadzi-Pavlovic

445607v1 VILLAGEEDOCS/Employment Agreement (Andre)